Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Gastar Exploration Ltd.

Houston, TX

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 13, 2009, relating to the consolidated financial statements and the effectiveness of Gastar Exploration Ltd.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

Dallas, TX

October 13, 2009